ARTICLES OF AMENDMENT               FILED
                                       TO                      MAR 16 1999
                        AMENDED ARTICLES OF INCORPORATION        OREGON
                            OF OREGON BAKING COMPANY       SECRETARY OF STATE
                            DBA MARSEE BAKING COMPANY


         Pursuant to ORS 60.437, the undersigned corporation hereby submits for filing the following articles of amendment to its articles of incorporation.

         1. The name of the corporation is Oregon Baking Company.

         2. Shareholder action is required to adopt the amendment. The Shareholder vote was as follows:


Voting Group              Common Stock         Series A,      Series B       Series C       Series D
Entitled to Vote on        & Series A,          Preferred      Preferred      Preferred      Preferred
Amendment                 Series B and         Stock          Stock          Stock          Stock
                          Series C
                          Preferred Stock
------------------------- --------------------------------------------------------------------------------
Number of combined        1,792,324            52,667         510,575          129,121       16,667
shares outstanding
----------------------------------------------------------------------------------------------------------
Number of combined        3,005,675            52,667         522,808        1,330,239      171,707
votes entitled to be
cast
----------------------------------------------------------------------------------------------------------
Number of votes           2,192,818            34,417         267,842        1,052,912      171,707
cast FOR
----------------------------------------------------------------------------------------------------------
Number of votes cast              0                 0               0               0             0
AGAINST
----------------------------------------------------------------------------------------------------------

         3. The first paragraph of the Amended Article of Incorporation, Section s6.b and 6.c of Article II of the Amended Articles of Incorporation creating the Series B Preferred Stock and Sections, 5.6 and 5.c of the Certificate of Designation of Series C Convertible Preferred Stock and Series D Convertible and Redeemable Preferred Stock, as amended, are attached hereto as Attachment A.

         4. The amendment was adopted on February 24, 1999.

                              OREGON BAKING COMPANY


                              By: /s/ Howard Wasserteil
                                  ----------------------------
                                  Howard Wasserteil, Secretary



         The person to contact about this filing is Darcy Norville at 802-2036.


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


                                  ATTACHMENT A


THE FIRST PARAGRAPH OF THE AMENDED ARTICLES OF INCORPORATION:

                  The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 16,000,000 shares, consisting of 15,000,000 shares of Common Stock with no par value (the "Common Stock") and 1,000,000 shares of Preferred Stock with no par value (the "Preferred Stock").

SECTIONS 6.B AND 6.C OF ARTICLE II OF THE AMENDED ARTICLES OF INCORPORATION, CREATING SERIES B PREFERRED STOCK:

         6.b.     Conversion Upon Public Offering.
                  (1) The provisions of Section 6a notwithstanding ,all the outstanding shares of Series A Preferred Stock and Series B Preferred Stock shall, automatically upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public be converted, effective upon such closing, into the number of shares of Common Stock to which a holder of Series A Preferred Stock or Series B Preferred Stock shall be entitled upon conversion pursuant to Section 6a hereof. Such conversion shall occur automatically without any further action by such holders and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the Common Stock. Nothing in this Section 6b however, shall limit or in any way restrict the rights of the holders of shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, to convert such shares into shares of Common Stock at any time prior to such underwritten public offering pursuant to Section 6a immediately above.

                  (3) Effective upon the conversion of all outstanding shares of the Corporation's Series A Preferred Stock and Series B Preferred Stock into Common Stock as provided in Section 6b(1), the shares so converted shall be retired and, thereafter, shall not be issuable by the Corporation.

SECTIONS 5.B AND 5.C OF THE CERTIFICATE OF DESIGNATION OF SERIES C AND SERIES D PREFERRED STOCK:

                  5.b.     Conversion Upon Public Offering.

                  (1) All the outstanding shares of Series C Preferred Stock and Series D Preferred Stock shall, automatically upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public be converted, effective upon such closing, into the number of shares of Common Stock to which a holder of Series C Preferred Stock or Series D Preferred Stock shall be entitled upon conversion pursuant to Section 5a hereof. Such conversion shall occur automatically without any further action by such holders and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the Common Stock. Nothing in this
         Section 5b, however, shall limit or in any way restrict the rights of the holders of shares of Series C Preferred Stock or Series D Preferred Stock, as the case may be, to convert such shares into shares of Common Stock at any time prior to such underwritten public offering pursuant to Section 5a above.


                  (2) Upon the occurrence of the conversion specified in Section 5a, the holders of such Series C Preferred Stock and Series D Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or of its transfer agent for the Common Stock. Thereupon, the Corporation shall issue and deliver to such holder (i) a certificate or certificates for the number of shares of Common Stock into which the shares of the Series C Preferred Stock or Series D Preferred Stock, as the case may be, surrendered were convertible on the date on which such conversion occurred; (ii) in the case of the Series D Preferred Stock only, a certificate or certificates for the number of shares of Common Stock into which the number of shares of the Series D Preferred Stock payable as accrued dividends valued at $60.00 per share are convertible on the date on which such conversion occurred, (iii) in the case of both the Series C and Series D Preferred Stock, any other dividends declared but unpaid thereon, computed up to and including the Conversion Date, and (iv)


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

         cash, as provided in Section 5, in respect of any fraction of a share of Common Stock issuable upon such conversion. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion or pay any of the amounts required to be paid by the Corporation unless certificates evidencing such shares of the Series C Preferred Stock or Series D Preferred Stock, as the case may be, being converted are either delivered to the Corporation or any such transfer agent or the holder notifies the Corporation or any such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

                  (3) Effective upon the conversion of all outstanding shares of the Corporation's Series C Preferred Stock and Series D Preferred Stock into Common Stock as provided in Section 5b(1), the shares so converted shall be retired and, thereafter, shall not be issuable by the Corporation.


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